                                                                    Exhibit 11.1

                Statement Re: Computation of Per Share Earnings


                                                        Year ended June 30,
                                                 1997         1996          1995
                                             -------------------------------------
Primary
  Average shares outstanding                  13,764,994   9,018,080     7,844,359

  Net effect of dilutive stock options
   based on the treasury stock method
   using average market price                  1,211,808           -             -
                                             -------------------------------------
  Total                                       14,976,802   9,018,080     7,844,359
                                             =====================================

  Net income (loss)                          $ 2,142,355 $(4,422,653)   $  (54,570)
                                             =====================================
  Per share amount                           $      0.14 $     (0.49)   $    (0.01)
                                             =====================================
Fully Diluted
  Average shares outstanding                  13,764,994   9,018,080     7,844,359

  Net effect of dilutive stock options
   based on the treasury stock method
   using the year-end market price, if
   higher than average market price            1,265,463           -             -

  Effect of withheld shares                      103,758           -             -

                                             -------------------------------------
  Total                                       15,134,215   9,018,080     7,844,359
                                             =====================================

  Net income (loss)                          $ 2,142,355 $(4,422,653)   $  (54,570)
                                             =====================================

  Per share amount                           $      0.14 $     (0.49)   $   (0.01)
                                             =====================================